                                                                EXHIBIT 99.16(b)


                    MINNESOTA MUNICIPAL BOND FUND CLASS B
              (3/27/92-7/31/92) AVERAGE ANNUAL AND TOTAL RETURNS

                                  SINCE       SINCE
                                INCEPTION   INCEPTION
                                AVG. ANNUAL   TOTAL
                                  RETURN     RETURN*
                                ----------  ----------

Initial Investment               $1,000.00   $1,000.00
                                ----------  ----------

Divided by Net Asset Value           10.00       10.00
                                ----------  ----------

Equals Shares Purchased             100.00      100.00
                                ----------  ----------
Plus Shares Acquired through
   Dividend Reinvestment              1.79        1.79
                                ----------  ----------
Equals Shares Held
   at 5/31/92                       101.79      101.79
                                ----------  ----------
Multiplied by Net Asset
   Value at 5/31/92                  10.58       10.58
                                ----------  ----------
Equals Ending Value before
    deduction for contingent
    deferred sales charge         1,076.90    1,076.90
                                ----------  ----------

Less deferred sales charge           40.00
                                ----------  ----------
Equals Ending Redeemable
   Value of a $1,000
   Investment (ERV)
   at 5/31/92                    $1,036.90   $1,076.90
                                ----------  ----------

Divided by $1,000 (P)               1.0369      1.0769
                                ----------  ----------

Subtract 1                          0.0369      0.0769
                                ----------  ----------

Expressed as a percentage
   equals the Aggregate Total
   Return for the Period (T)          3.69%
                                ==========
Expressed as a percentage
   equals the Aggregate Total
   Return for the Period                         7.69%
                                            ==========
ERV divided by P                    1.0369
                                ----------

Raise to the power of                2.897
                                ----------

Equals                              1.1108
                                ----------

Subtract 1                          0.1108
                                ----------

Expressed as a percentage
  equals the Average
  Annualized Total Return            11.08%
                                ==========

* Does not include sales charge for the period.

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                             ENDING JULY 31, 1992


                    MINNESOTA MUNICIPAL BOND FUND--CLASS B

Long term income generally based on yield to
   maturity times market value of each security        $   157,760.34
                                                       --------------
Plus short term income accrued for the past
   thirty days                                               1,437.69
                                                       --------------
Equals Total Income                                        159,198.03
                                                       --------------

Less expenses for the past thirty days                      19,160.68
                                                       --------------

Equals net monthly income for yield calculation            140,037.35
                                                       --------------

Average shares outstanding for 30 days                   2,973,121.22


Times the Net Asset Value                                       10.58
                                                       --------------

Equals total dollars                                   $31,455,622.51
                                                       ==============

Net monthly income divided by total dollars equals           0.004452
                                                       --------------

Add 1                                                        1.004452
                                                       --------------

Raise to the power of 6                                      1.027010
                                                       --------------

Subtract 1                                                   0.027010
                                                       --------------

Times 2                                                      0.054021
                                                       --------------
Expressed as a percentage equals the
  standardized yield for 30 day period                           5.40%*
                                                                 ====

Tax Rate                                                           28%
                                                                   --
X = 1 minus Tax Rate                                               72%
                                                                   --
Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                         7.50%*
                                                                 ====

* The SEC standardized 30 day yield for Minnesota Municipal Bond -- Class B would be 4.56% without voluntary reimbursement. The tax equivalent yield would be 6.33%.

                                       2